SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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DENNY’S CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TABLE OF CONTENTS

PROXY STATEMENT
NEW PLAN BENEFITS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
CORPORATE GOVERNANCE
OTHER MATTERS
FORM 10-K

203 East Main Street

Spartanburg, South Carolina 29319

April 23, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Thursday, May 29, 2003, at The Ritz-Carlton, Buckhead, 3434 Peachtree Road, Atlanta, Georgia. If you plan to attend, we ask that you please (1) detach, sign and return the self-addressed, postage prepaid Attendance Card, and (2) detach and bring with you to the meeting the Admittance Card. These cards are attached together and enclosed with the form of proxy for the meeting.

      The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

      Whether or not you attend in person, it is important your shares be represented and voted at the meeting. I urge you to sign, date and return the enclosed proxy, or vote via telephone or the Internet as set forth in the proxy, at your earliest convenience.

On Behalf of the Board of Directors,

Sincerely,

CHARLES F. MORAN
Chairman

NOTICE OF MEETING

Spartanburg, SC

April 23, 2003

      The Annual Meeting of Stockholders of Denny’s Corporation will be held at The Ritz-Carlton, Buckhead, 3434 Peachtree Road, Atlanta, Georgia on Thursday, May 29, 2003 at 9:00 a.m. for the following purposes as described in the accompanying Proxy Statement:

1.	To elect eight (8) directors.

2.	To consider and vote upon a proposal to ratify the selection of KPMG LLP as the principal independent auditors of Denny’s Corporation and its subsidiaries for the year 2003.

3.	To consider and vote upon a proposal to approve Denny’s 2003 Incentive Program for employees.

4.	To transact such other business as may properly come before the meeting.

      Only holders of record of Denny’s Corporation common stock at the close of business on April 2, 2003 will be entitled to notice of, and to vote at, this meeting.

      Whether or not you plan to attend the meeting, you are urged to promptly complete, sign, date and return the enclosed proxy in the envelope provided (or follow the instructions set forth in the enclosed proxy to vote by telephone or the Internet). Returning your proxy as described above does not deprive you of your right to attend the meeting and to vote your shares in person. However, in order to vote your shares in person at the meeting, you must be a stockholder of record or hold a valid proxy from your broker permitting you to vote at the meeting.

RHONDA J. PARISH
Executive Vice President, General Counsel
and Secretary

PROXY STATEMENT

April 23, 2003

GENERAL

Introduction

      The Annual Meeting of Stockholders of Denny’s Corporation, a Delaware corporation, will be held on Thursday, May 29, 2003, at 9:00 a.m. at The Ritz-Carlton, Buckhead, 3434 Peachtree Road, Atlanta, Georgia (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement is furnished by Denny’s Corporation to stockholders of Denny’s Corporation in connection with the upcoming Annual Meeting. The information provided herein concerns not only Denny’s Corporation, but also its wholly-owned subsidiary, Denny’s, Inc. (“Denny’s”), since substantially all operations of Denny’s Corporation are currently conducted through Denny’s.

Stockholder Voting

      Proxies in the form enclosed will be voted at the Annual Meeting (including adjournments) if properly executed, returned prior to the meeting, and not revoked, or if voted by telephone or the Internet in accordance with the instructions set forth in the enclosed proxy and not revoked. Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Rhonda J. Parish, the Executive Vice President, General Counsel and Secretary of Denny’s Corporation, either at the Annual Meeting or prior to the meeting date at the Company’s principal executive offices at 203 East Main Street, Spartanburg, South Carolina 29319, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person. Please note that if you plan to vote at the meeting in person, you must be a stockholder of record or hold a valid proxy from your broker permitting you to vote at the meeting.

      Only holders of record of common stock of Denny’s Corporation, par value $.01 per share (the “Common Stock”) as of the close of business on April 2, 2003 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement will be mailed to each such stockholder on or about April 25, 2003.

      As of the close of business on the Record Date, there were issued and outstanding and entitled to be voted at the Annual Meeting, 40,742,929 shares of Common Stock. At the meeting, holders of Common Stock will have one vote per share and a quorum, a majority of the outstanding shares of Common Stock as of the Record Date, represented in person or by proxy, will be required for the transaction of business by stockholders. A quorum being present, directors will be elected and the other actions proposed in the accompanying Notice of Meeting will become effective by majority vote. Votes withheld from nominees for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached, but will not be counted in determining the number of shares voted “for” any director-nominee or “for” or “against” any proposal.

      Proxies in the accompanying form, properly executed and duly returned and not revoked, or if voted by telephone or the Internet in accordance with the instructions set forth in the enclosed proxy and not revoked, will be voted at the Annual Meeting (including adjournments). Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If no specifications are made, proxies will be voted (i) in favor of the eight (8) nominees to the Board of Directors, (ii) in favor of the selection of KPMG LLP as the principal independent auditors of Denny’s Corporation and its subsidiaries (collectively, the “Company”) for the year 2003, and (iii) in favor of the proposal to approve the Denny’s 2003 Incentive Program for the Company’s employees. If any other matter or business is brought before the Annual Meeting, the proxy holders may vote the proxies at their discretion.

Denny’s 401(k) Plan Participant Voting

      Under the Denny’s 401(k) Plans (the “Plans”), shares of Common Stock attributable to certain plan participants who have selected the Denny’s Corporation stock fund investment option under the Plans will be voted by the Plan Trustee in accordance with the employee’s instructions and, absent such instructions, in accordance with the instruction of the Plan Administrator (a Board-appointed committee responsible for the administration of the Plans).

Equity Security Ownership

Principal Stockholders

      The following table sets forth the beneficial ownership of Common Stock by each stockholder known by the Company as of March 31, 2003 to own more than 5% of the outstanding shares.

	Amount and Nature of	Percentage of
	Beneficial Ownership	Common
Name and Address	of Outstanding Shares(1)	Stock

Gotham Partners, L.P. (and related entities)(“Gotham”) 110 East 42nd Street, 18th Floor New York, NY 10017	6,021,452	14.8

Lloyd I. Miller, III (and related entities) 4550 Gordon Drive Naples, FL 34102	5,895,117 (2)	14.5

Oaktree Capital Management, LLC (“Oaktree”) 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071	5,746,916 (3)	14.1

George W. Haywood c/o Cronin & Vris, LLP 380 Madison Avenue, 24th Floor New York, NY 10017	3,372,500	8.3

Aspen Advisors, LLC (and related entities)(“Aspen”) 152 W. 57th Street, 46th Floor New York, NY 10019	3,323,300	8.2

Maurice A. Halperin 17890 Deauville Lane Boca Raton, FL 33496	2,518,902	6.2

(1)	Shares shown as beneficially owned by Gotham, Oaktree, Mr. Haywood, Aspen, Mr. Halperin and their related entities are as reported on the latest Schedule 13G filing by each such stockholder. The filings for Gotham, Oaktree, Mr. Haywood and Mr. Halperin reflect that each has sole voting and investment power with respect to those shares reported as beneficially owned. The filing for Aspen reflects that each such stockholder has shared voting and investment power with respect to those shares reported as beneficially owned. The shares shown as beneficially owned by Mr. Halperin include 313,523 shares of common stock which Mr. Halperin has the right to acquire through the exercise of warrants to purchase Common Stock.

(2)	Shares shown as beneficially owned by Lloyd I. Miller, III are as reported to us by Mr. Miller. Such shares include 10,000 shares of Common Stock which he has the right to acquire through the exercise of stock options within 60 days of March 31, 2003. It is the Company’s belief, based on the information provided by Mr. Miller, that he has sole voting and investment power with respect to 3,864,733 shares and shared voting and investment power with respect to 2,030,384 shares.

(3)	Oaktree is the general partner and/or investment manager of (i) OCM Opportunities Fund II, L.P. (the “Opportunities Fund”), which directly owns and holds 5,631,971 shares of Common Stock and (ii) a third party trust account (the “Account”), which directly owns and holds 114,945 shares of Common Stock. Although Oaktree may be deemed to beneficially own such shares of Common Stock reported herein for purposes of the reporting requirements of the Securities Exchange Act of 1934, Oaktree, a registered investment adviser under the Investment Advisers Act of 1940, disclaims any beneficial ownership of the shares of Common Stock held by the Opportunities Fund and the Account, except to the extent of any pecuniary interest therein.

Management

      The following table sets forth, as of March 31, 2003 except as noted, the beneficial ownership of Common Stock by: (i) each current member of the Board of Directors (the “Board”) of Denny’s Corporation (with the exception of director Lloyd I. Miller, III, whose Common Stock ownership is reflected under “—Principal Stockholders” above), (ii) each additional nominee for election to the Board not currently serving as a director, (iii) each executive officer of the Company included in the Summary Compensation Table on page 14, and (iv) all directors and executive officers of Denny’s Corporation as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

		Percentage of
	Amount and Nature of	Common
Name	Beneficial Ownership(1)	Stock

Vera K. Farris	60,853	*

Darrell Jackson	45,484	*

Nelson J. Marchioli	1,333,333	3.2

Robert E. Marks	70,853	*

Charles F. Moran	66,853	*

Elizabeth A. Sanders	62,853	*

Donald R. Shepherd	79,853	*

Raul R. Tapia	45,484	*

Vada Hill	—	*

Debra Smithart-Oglesby	—	*

Rhonda J. Parish	285,756	*

Andrew F. Green	247,614	*

Janis S. Emplit	207,002	*

Linda G. Traylor	137,738	*

All current directors and executive officers as a group (21 persons)	8,795,706 (2)	20.4

*	less than one (1) percent.

(1)	The Common Stock listed as beneficially owned by the following individuals includes shares of Common Stock which such individuals have the right to acquire (within sixty (60) days of March 31, 2003) through the exercise of stock options: (i) Mss. Farris and Sanders and Messrs. Marks, Moran and Shepherd (16,000 shares each), (ii) Mr. Marchioli (1,333,333 shares), (iii) Messrs. Jackson and Tapia (10,000 shares each), (iv) Ms. Parish (269,167 shares), (v) Mr. Green (184,167 shares), (vi) Ms. Emplit (194,167 shares), (vii) Ms. Traylor (127,917 shares), and (viii) all current directors and executive officers as a group (2,409,753 shares).

(2)	Includes shares beneficially owned by Lloyd I. Miller, III.

Equity Compensation Plan Information

      The following table sets forth information as of December 25, 2002 with respect to compensation plans of the Company under which equity securities of Denny’s Corporation are authorized for issuance.

	Number of securities	Weighted-average	Number of securities
	to be issued upon	exercise price of	remaining available for
	exercise of	outstanding	future issuance under
	outstanding options,	options, warrants	equity compensation
Plan Category	warrants and rights	and rights	plans(2)

Equity compensation plans approved by security holders(1)	5,891,675	$2.43	4,655,213

Equity compensation plans not approved by security holders	—	—	—

Total	5,891,675	$2.43	4,655,213

(1)	Includes the Denny’s, Inc. Omnibus Incentive Compensation Plan for Executives (the “Omnibus Plan”), the Advantica Stock Option Plan and the Advantica Restaurant Group Director Stock Option Plan.

(2)	Includes shares of Common Stock, not to exceed 1,000,000 shares, available for issuance under the Omnibus Plan other than upon the exercise of an option, warrant or right.

ELECTION OF DIRECTORS

Nominees for Election as Directors of Denny’s Corporation

      As permitted under Denny’s Corporation Bylaws, the Board has set at eight (8) the number of directors to constitute the Board of Directors of Denny’s Corporation. Accordingly, it is intended that proxies in the accompanying form will be voted at the Annual Meeting for the election of eight (8) nominees to the Board of Denny’s Corporation. These nominees are: Vera K. Farris, Vada Hill, Nelson J. Marchioli, Robert E. Marks, Charles F. Moran, Elizabeth A. Sanders, Donald R. Shepherd and Debra Smithart-Oglesby, each of whom has consented to serve and will serve as a director, if elected, until the 2004 Annual Meeting of Stockholders and until his or her successor shall be elected and shall qualify, except as otherwise provided in Denny’s Corporation’s Restated Certificate of Incorporation and Bylaws, as amended. Each nominee, with the exception of Ms. Smithart-Oglesby and Mr. Hill, currently serves as a director. Messrs. Jackson, Miller and Tapia, each currently serving as directors, will not stand for re-election to the Board.

      If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board may reduce the number of directors in accordance with the Denny’s Corporation Restated Certificate of Incorporation and Bylaws. Holders of Common Stock voting by proxy may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card or, if voting by telephone or the Internet, by following the instructions provided in connection therewith.

Business Experience

      The name, age, present principal occupation or employment, directorships and the material occupations, positions, offices or employments for at least the past five years, of each current director and each additional nominee to the Board of Directors of Denny’s Corporation not currently serving on the Board are set forth below. Unless otherwise indicated, each such person has held the occupation listed opposite his or her name for at least the past five years.

		Current Principal Occupation or
Name	Age	Employment and Five-Year Employment History

Vera K. Farris	62	Director of Denny’s Corporation; President of The Richard Stockton College of New Jersey (1983-present); Director of National Utilities Investors, Inc.

		Current Principal Occupation or
Name	Age	Employment and Five-Year Employment History

Vada Hill	43	Senior Vice President and Chief Marketing Officer of Federal National Mortgage Association (“Fannie Mae”) (1999-present); Chief Marketing Officer of Taco Bell Corporation (1997-1999); Senior Director/Vice President — Brand Management of Taco Bell Corporation (1996-1997).
Darrell Jackson	46	Director of Denny’s Corporation; President and Chief Executive Officer of Sunrise Enterprise of Columbia, Inc., a public relations, marketing and consulting firm (1992-present); State Senator, South Carolina Senate (1992-present); Pastor of the Bible Way Church, Columbia, South Carolina (1995-present).
Nelson J. Marchioli	53	Chief Executive Officer, President and Director of Denny’s Corporation and Denny’s, Inc. (2001-present); President of El Pollo Loco, Inc. (1997-2001); Executive Vice President and Chief Operating Officer of Bruegger’s Corporation (1996-1997).
Robert E. Marks	51	Director of Denny’s Corporation; President of Marks Ventures, Inc., a private equity investment firm (1994-present); Managing Director of Carl Marks & Co., Inc. (1982-1994); Director of Soluol Chemical Co., Inc. and Brandrud Furniture Company.
Lloyd I. Miller, III	48	Director of Denny’s Corporation; Registered Investment Advisor (1990-present); Director of Aldila, Inc., American Banknote Corporation and Stamps.com Inc.
Charles F. Moran	73	Chairman of Denny’s Corporation; Retired; Senior Vice President of Administration of Sears, Roebuck and Co., (1989-1993); Senior Vice President and Chief Information Officer of Sears, Roebuck and Co. (1988-1989).
Elizabeth A. Sanders	57	Director of Denny’s Corporation; Principal of The Sanders Partnership, a consulting firm (1990 - present); Vice President and General Manager of Nordstrom, Inc. (1981-1990); Director of Washington Mutual, Inc., Wal-Mart Stores, Inc., Wellpoint Health Networks, Inc., and Wolverine Worldwide, Inc.
Donald R. Shepherd	66	Director of Denny’s Corporation; Retired; Chairman of Loomis, Sayles & Company, L.P., an investment management firm (1992-1995); Chief Executive Officer and Chief Investment Officer of Loomis Sayles & Company, L.P. (1990-1995).
Debra Smithart-Oglesby	48	President of O/ S Partners, an investment capital and consulting services firm (2000-present); Chief Financial Officer of Dekor, Inc., a home improvement and decorating retail company (2000); President of Corporate Services and Chief Financial Officer of First America Automotive, Inc. (1997-1999).
Raul R. Tapia	53	Director of Denny’s Corporation; Managing Director of C2 Group, LLC, a consulting firm located in Washington, D.C. (1993-present).

Involvement in Certain Legal Proceedings

      In early 1997, the Company determined, in light of operating trends and its liquidity and capital needs, to recapitalize the Company’s enterprise over the long-term through a prepackaged plan pursuant to Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). In that regard, Flagstar Companies, Inc. (“FCI”) and Flagstar Corporation (“Flagstar”), predecessor corporations of Denny’s Corporation, commenced a voluntary Chapter 11 proceeding (the “Chapter 11 Proceeding”) on July 11, 1997 in the United States Bankruptcy Court for the District of South Carolina (the “Bankruptcy Court”). A joint plan of reorganization (the “Plan of Reorganization”) was confirmed by the Bankruptcy Court pursuant to an order entered as of November 12, 1997 and became effective on January 7, 1998 (the “Effective Date”). On the Effective Date, pursuant to the Plan of Reorganization, among other things, Flagstar merged with and into FCI, FCI changed its name to Advantica Restaurant Group, Inc. (“Advantica”), FCI’s $.50 par value common stock (the “Old Common Stock”) was cancelled, extinguished and retired, and Advantica issued 40,000,000 shares of the Common Stock to certain classes of former debtholders of Flagstar.

      Additionally, on the Effective Date, as part of the Plan of Reorganization, a new slate of directors was elected to the Board of Directors of Advantica. This new slate of directors included Messrs. Marks, Moran and Shepherd. Also elected as directors were Mss. Farris and Sanders who had served on the boards of FCI and Flagstar. Mr. Marchioli and Ms. Parish also served the Company as executive officers during the Chapter 11 Proceeding.

      In 2000, two proceedings were filed in the United States Bankruptcy Court for the Central District of California under Chapter 13 of the Bankruptcy Code naming Margaret L. Jenkins, Denny’s Senior Vice President and Chief Marketing Officer, as debtor (case 00-35060, filed September 1, 2000, dismissed November 16, 2000; and case 00-43703 filed December 5, 2000, dismissed January 12, 2001). Both cases were dismissed shortly after they were filed, and no debts were discharged or otherwise affected by the proceedings.

      On February 14, 2001, FRD Acquisition Co. (“FRD”), a former wholly-owned subsidiary of Advantica, filed a voluntary petition under Chapter 11 of the Bankruptcy Code (the “FRD Chapter 11 Proceeding”) to facilitate the divestiture of its Coco’s and Carrows brands and to preserve their going concern value. Mss. Farris and Sanders and Messrs. Jackson, Marchioli, Marks, Miller, Moran, Shepherd and Tapia were each directors of FRD and Ms. Parish and Mr. Green served as executive officers of FRD during the FRD Chapter 11 Proceeding which concluded with Advantica’s divestiture of FRD and the Coco’s and Carrows brands on July 10, 2002. Upon the completing of the divestiture of FRD, Advantica, on July 11, 2002, changed its name to Denny’s Corporation.

Committees of the Board of Directors, Lead Director Designation, Meetings and Corporate Governance Policy

      There are three standing committees of the Board of Directors of Denny’s Corporation, the Audit and Finance Committee, the Compensation and Incentives Committee and the Corporate Governance and Nominating Committee. The Audit and Finance Committee currently consists of Messrs. Marks, Miller, Moran and Tapia, with Mr. Marks serving as chairman. The Compensation and Incentives Committee is comprised of Mss. Farris and Sanders and Messrs. Jackson and Shepherd, with Mr. Shepherd serving as chairman. Mss. Farris and Sanders and Messrs. Marks, Moran and Shepherd currently make up the Corporate Governance and Nominating Committee, with Mr. Moran serving as chairman.

      Set forth below is a summary of the principal functions of each committee and certain required audit committee disclosures.

Audit and Finance Committee. The Audit and Finance Committee (the “Audit Committee”), which held seven (7) meetings in 2002, is responsible for the appointment of the Company’s outside auditors and monitoring and evaluating such auditors’ independence and performance; reviewing the planned scope of the annual audit; reviewing the conclusions of such auditors and reporting the findings and recommendations thereof to the Board; reviewing with the Company’s auditors the adequacy of the Company’s system of internal controls and procedures and the role of management in connection therewith; reviewing and discussing the Company’s annual financial statements with management and the outside auditors and, based on these discussions, recommending that the Board approve the financial statements for publication and filing; reviewing with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission (the “SEC” or “Commission”) and matters related thereto; reviewing the adequacy of the Audit Committee’s Charter on an annual basis; understanding the Company’s risk profile and overseeing the Company’s risk assessment and management practices; reviewing and discussing with management and the outside auditors the Company’s critical accounting policies and the quality of accounting judgments and estimates made by management; overseeing the Company’s finance activities including monitoring the Company’s financing needs; and performing such other functions and exercising such other powers as the Board from time to time may determine. For a complete description of the Audit Committee’s powers, duties and responsibilities see the charter of the Audit Committee attached to Advantica’s 2001 proxy statement.

Each member of the Audit Committee meets the definition of independence as set forth under Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. Additionally, on May 24, 2000 the Board of Directors of Advantica adopted and approved a written charter for the Audit Committee, a copy of which is attached as an appendix to Advantica’s 2001 proxy statement. Additionally, see page 11 of this proxy statement for the Audit Committee Report for the fiscal year ended December 25, 2002.

Compensation and Incentives Committee. The Compensation and Incentives Committee (the “Compensation Committee”), is responsible for overseeing and advising the Board regarding the compensation of Company officers; reviewing and making recommendations to the Board concerning compensation practices, policies, procedures and retirement benefit plans and programs for the employees of the Company; evaluating the performance of the Chief Executive Officer; and overseeing the activities of plan administrators and trustees and other fiduciaries under the Company’s various employee benefit plans. It is also responsible for administering the Company’s stock option plans and such other incentive compensation plans as may from time to time be adopted by the Company; monitoring and receiving periodic reports from the Company’s human resources and diversity affairs departments regarding the Company’s minority hiring and diversity promotional efforts; reviewing and making recommendations to the Board regarding compensation practices, policies and procedures for members of the Board; and performing such other functions and exercising such other powers as the Board from time to time may determine. In 2002, the Compensation Committee held eight (8) meetings.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) is primarily responsible for developing and monitoring for compliance the Company’s Corporate Governance Policy. In connection with this responsibility, this committee is responsible for monitoring and safeguarding the independence of the Board, overseeing and reviewing the Company’s processes for providing information to the Board, overseeing the evaluation of the Board and management and monitoring and overseeing the planning for CEO and senior management succession. Additionally, the Corporate Governance Committee is responsible for recommending nominees to the Board as well as recommending directors for appointment to committees of the Board and to the chairs of such committees. These responsibilities include establishing criteria for Board and committee membership, considering rotation of committee members, reviewing candidates’ qualifications and any potential conflicts with the Company’s interest, assessing the contributions of current directors in connection with their re-nomination, and making recommendations to the full Board regarding the position of chairman and lead director, when appropriate. The Corporate Governance Committee was formed by the Board on November 20, 2002 and held two meetings in 2002. The Corporate Governance Committee will consider nominees recommended by stockholders. Such recommendations should be sent to the Secretary of Denny’s Corporation at the Company’s corporate office in Spartanburg, South Carolina. For further information and description of the Company’s Corporate Governance Policy see “Corporate Governance.”

      Lead Director, Board Meeting Attendance. In addition to the above-mentioned committee assignments, the Board in January 1999, elected to appoint from among its members, a Lead Director. The Lead Director role was designed to generally include regularly meeting by telephone with the Chief Executive Officer to discuss the financial and operational status of the Company and generally staying abreast of Company issues in a more in-depth manner than required of other Board members. Ms. Sanders served as Lead Director for years 1999 and 2000 and Mr. Marks served as Lead Director during 2001. As a consequence of Mr. Moran’s appointment as Chairman of the Company’s Board of Directors in January, 2002 and given the fact that he is an “outside” director, the Board has determined that there is no current need to designate a Lead Director.

      During 2002, there were twelve (12) meetings of the Board of Directors of Denny’s Corporation. Each director of Denny’s Corporation attended at least 75% of the meetings of the Board (and, as applicable, committees thereof) during 2002.

Compensation of Directors

      Each director of Denny’s Corporation, other than Mr. Marchioli, receives the following compensation: (i) a $30,000 annual cash retainer (paid in $7,500 installments on a quarterly basis), (ii) an annual restricted stock retainer (the size of such award determined annually by the Compensation Committee) with a requirement that the restricted stock be held until the director resigns or retires from the Board (historically the size of award has been based upon a value of $10,000 as of the date of grant), and (iii) a stock option grant every three (3) years (6,000 shares were granted in 1998 and 15,000 shares were granted in 2001). Such options have a term of 10 years, become exercisable at a rate of 33 1/3% per annum for three consecutive years beginning on the first anniversary of the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. For 2003, the Chairman of the Board will receive $100,000 for his service as Chairman of the Board and Chairman of the Corporate Governance Committee. Chairmen of the Audit Committee and the Compensation Committee each receive additional compensation annually for their service as the committee chair of $20,000 and $15,000, respectively. Also, each member of the Board is paid for attendance at or participation in any unscheduled, unplanned meeting (i.e., any meeting called in addition to the dates, typically five, set for the year for scheduled Board and committee meetings); $1,000 if in person and $500 if telephonic.

SELECTION OF INDEPENDENT PUBLIC AUDITORS

      As a result of the Sarbanes-Oxley Act of 2002 and related regulations adopted and proposed by the SEC and by each national securities exchange and securities association, audit committees of public companies are now formally charged with the responsibility for the appointment, compensation, retention and oversight of the Company’s independent auditors. The Audit Committee takes this responsibility very seriously and consequently recently undertook, with the assistance of senior management, the process of evaluating and interviewing a limited number of national accounting firms, including the independent auditors for the most recent year, Deloitte & Touche LLP (“Deloitte & Touche”). As a result of this process, the Audit Committee has selected the firm of KPMG LLP (“KPMG”) as the principal independent public auditors of the Company for the year 2003. This selection is submitted for the ratification of and approval by the stockholders at the Annual Meeting. Representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions. If the stockholders do not ratify this selection, other certified public accountants will be considered by the Audit Committee. Representatives of Deloitte & Touche, the Company’s principal independent public auditors for the year 2002, are not expected to be in attendance at the Annual Meeting.

Changes in Certifying Accountant

      On April 22, 2003, Denny’s Corporation notified Deloitte & Touche that it would not be retained by the Company to perform the audit of the financial statements of the Company for the fiscal year ending December 31, 2003. Deloitte & Touche had served as the Company’s principal independent accountants since 1986. The decision not to retain Deloitte & Touche was made by the Audit Committee of the Board of Directors of the Company and, upon recommendation by that committee, was approved by the full Board of Directors.

      In connection with the audits of the financial statements of the Company for the fiscal years ended December 25, 2002 and December 26, 2001, the Company had no disagreement with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche, would have caused them to make reference to such disagreement in their reports for such periods.

      The audit reports of Deloitte & Touche on the financial statements of the Company for the fiscal years ended December 25, 2002 and December 26, 2001 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph relating to the change in method of accounting for intangible assets in 2002 to conform to Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, as described in Note 3 to the consolidated financial statements. Deloitte & Touche was provided a copy of the above disclosures and was requested to furnish us with a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A letter from Deloitte & Touche is attached as Exhibit 16 to the Company’s Current Report on Form 8-K filed with the Commission as of April 23, 2003.

      On April 22, 2003, the Company engaged the accounting firm of KPMG as independent accountants to audit the Company’s financial statements for the fiscal year ending December 31, 2003. The decision to engage KPMG was made by the Audit Committee of the Board of Directors of Denny’s Corporation, and, upon recommendation by that committee, was approved by the full Board of Directors. As of April 22, 2003, the Company had not on any prior occasions consulted with KPMG regarding any of the matters set forth in Item 304(a)(2) of the Commission’s Regulation S-K.

2002 Audit Information

      Audit Fees. The aggregate fees billed by Deloitte & Touche for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 25, 2002 and for the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q during that fiscal year were $481,500. Of this amount, $10,000 represent fees billed by Deloitte & Touche for professional services rendered in 2002 for the audit of the consolidated financial statements of FRD for the portion of the year prior to the divestiture of FRD on July 10, 2002.

      Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Deloitte & Touche in the 2002 fiscal year relating to financial information systems design and implementation.

      All Other Fees. The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under “Audit Fees”, for the fiscal year ended December 25, 2002 were $272,351, including audit related services of approximately $133,022 and non-audit services of $139,329. Audit related services generally include fees for consents and comfort letters and for the audits of the Company’s employee benefit plans.

      The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

APPROVAL OF 2003 INCENTIVE COMPENSATION

      The Compensation Committee of the Board of Directors of Denny’s Corporation has approved certain incentive compensation arrangements for 2003 for Denny’s executive officers and certain other salaried employees pursuant to the 2003 Denny’s Incentive Program (the “2003 Incentive Program”). Such arrangements are being presented to the stockholders for their approval at the Annual Meeting to the extent required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order to maximize the tax deductibility to the Company of amounts that may ultimately be paid under such arrangements to the Company’s Chief Executive Officer and the four highest compensated officers other than the Chief Executive Officer. No payments will be made under the 2003 Incentive Program if the stockholders do not approve this proposal.

      Under the 2003 Incentive Program, plan participants will be eligible to receive target awards (“Target Awards”) equal to a percentage of their base salary depending on the group classification assigned to such participant. A participant will receive (1) 40% of his/her Target Award if Denny’s attains targeted EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) performance levels for fiscal year 2003, (2) 10% of his/her Target Award if Denny’s systemwide same store sales (“SSS”) for fiscal year 2003 increase at a targeted rate over the previous year, (3) 20% of his/her Target Award if Denny’s achieves targeted customer counts for fiscal year 2003 at a targeted rate over the previous year, (4) 20% of his/her Target Award if the target rate for a desired response for fiscal year 2003 is achieved through “Direct Connect”, the Interactive Voice Response system at Denny’s which collects customer feedback on service in the restaurants, and (5) the remaining 10% of his/her Target Award if Denny’s for fiscal year 2003 achieves a targeted “cash flow” (defined generally as the difference between cash generated and cash used by Denny’s during the year).

      If SSS and/or EBITDA target performance levels are exceeded, a participant’s award will be increased by incremental amounts in direct relation to the excess performance amounts, but in no event may these incremental awards attributable to additional performance exceed 25% of the total actual incremental dollar increase in actual EBITDA over targeted EBITDA (the “25% Incremental EBITDA Cap”). The maximum any participant may receive under the 2003 Incentive Program is $450,000 plus any incremental amount attributable to exceeding SSS or EBITDA performance targets, which will be paid on a pro rata basis among participants, subject to the 25% Incremental EBITDA cap.

      Payments of awards under the 2003 Incentive Program will be made as soon as practicable after the end of the calendar year and the compilation of final financial results. Participants whose employment terminates before the end of the 2003 fiscal year are ineligible for awards under the program unless the Compensation Committee in its discretion determines otherwise. Employees hired during the 2003 fiscal year will generally be eligible to receive prorated awards based upon the time during the fiscal year that they were active participants. The Compensation Committee has reserved the right to cancel, modify or amend the 2003 Incentive Program at any time up through and including the day before the end of the performance period, and such cancellation, modification or amendment may be retroactive to the beginning of the year; provided, however, that no such modification or amendment shall increase the maximum amount that may be paid to any participant under the program. A total of approximately 426 employees are participants in the 2003 Incentive Program.

      The benefits or amounts that will be received by or allocated to the Denny’s Corporation officers named in the Summary Compensation Table and to other categories of individuals or employees under the 2003 incentive Program are set forth in the table below based upon the assumption that such individuals or categories of individuals receive 100% of their respective Target Awards under the terms of the 2003 Incentive Program.

NEW PLAN BENEFITS

2003 Incentive Program

		Number
Name and Position	Dollar Value($)	of Units

Nelson J. Marchioli

President and Chief Executive Officer	$450,000	—

Rhonda J. Parish

Executive Vice President, General Counsel and Secretary	219,700	—

Andrew F. Green

Senior Vice President and Chief Financial Officer	174,200	—

Janis S. Emplit

Senior Vice President and Chief Information Officer	172,331	—

Linda G. Traylor

Senior Vice President, Human Resources	143,000	—

All current executive officers as a group (13 persons)	1,852,005	—

All current non-executive officer directors as a group	-0-	—

All current non-executive officer employees as a group (413 persons)	3,824,291	—

AUDIT COMMITTEE REPORT

      A formal written charter (attached as an appendix to the Company’s 2001 proxy statement) was adopted by the Audit Committee on March 14, 2000 and was subsequently approved and adopted by the Board on May 24, 2000. The Audit Committee fulfilled its responsibilities under and remained in compliance with the charter during the fiscal year ended December 25, 2002. Additionally, the Audit Committee has prepared the following report on its activities with respect to the audit of the Company’s annual financial statements for the fiscal year ended December 25, 2002.

•	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

•	The Audit Committee has discussed with Deloitte & Touche, the Company’s independent public auditors for the fiscal year ended December 25, 2002, the matters required to be discussed by Statement on Auditing Standards No. 61.

•	The Audit Committee has received the written disclosure and the letter from Deloitte & Touche, required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche its independence from the Company.

•	Based on and pursuant to the review and discussions described above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2002 for filing with the Commission.

Audit and Finance Committee

          Robert E. Marks, Chairman

          Lloyd I. Miller, III
          Charles F. Moran
          Raul R. Tapia

EXECUTIVE COMPENSATION

Compensation and Incentives Committee Report

          Compensation Philosophy and Practice

      Under the oversight and direction of the Compensation and Incentives Committee, the Company has developed and implemented a compensation program for its executive officers designed to attract and retain top quality leadership talent while ensuring senior leaders’ interests are sufficiently aligned with the interests of stockholders.

      In September 2001, an outside, independent international human resources consulting firm, Hewitt Associates LLC (“Hewitt”), completed a study of the Company’s compensation program for its top executive and management positions. To form a basis of comparison, Hewitt conducted a compensation measurement study against a custom group of 18 restaurant, food service, entertainment, retail and hospitality companies. The study concluded that while cash compensation (i.e., base salary and target bonus) for executives was generally in line with the market, long-term incentives and target benefits provided by the Company were below market resulting in the Company’s total overall compensation package for its senior management being generally below the current market. Consequently, in 2002, the Company, consistent with the findings of the Hewitt study, initiated steps to move toward a greater emphasis on equity-based long-term incentive compensation, by (1) establishing the Denny’s, Inc. Omnibus Incentive Compensation Plan for Executives (the “Omnibus Plan”) (approved by stockholders in May 2002), which is designed to add needed flexibility for compensating Company executives (and other employees) through stock ownership and other rights while promoting the financial success and growth of the Company and the interests of stockholders; and (2) implementing for 2002 and 2003, under the Omnibus Plan, Total Shareholder Return (“TSR”) Programs, which are incentive vehicles for selected executives that utilize total shareholder return versus peer comparisons as the performance measure (discussed further below). For fiscal year 2003 and beyond, the Company will continue to seek opportunities to utilize long-term equity based incentives under its Omnibus Plan.

          2002 Executive Officer Compensation Program

      The 2002 executive officer compensation program of the Company had three primary components: (1) Base Salary, (2) Short-term Incentives, and (3) Long-term Incentives. Base Salary is established on the basis of (i) annual quantitative market data in the form of salary comparisons to peer position groupings within the restaurant and food service industry and other industries for positions not unique to the food service sector, and (ii) Company specific factors such as positions of responsibility and authority, years of experience and performance. Short-term Incentives under the Company’s 2002 Incentive Program (which is substantially similar to the 2003 Incentive Plan described elsewhere herein — see “Approval of 2003 Incentive Compensation”), were based primarily upon the achievement of certain Company quantitative performance goals such as targeted EBITDA, same store sales, customer counts, “Direct Connect” (i.e., the interactive voice response system at Denny’s which collects customer feedback on service in the restaurants) and targeted cash flow performance levels. For 2002, with the exception of the cash flow target, the quantitative performance goals were not achieved. Consequently, the Compensation Committee approved only payments of awards to employees for achieving the cash flow target. Long-term Incentives in 2002 consisted of stock options and the 2002 TSR Program. During 2002, certain executive officers of the Company were granted options under the Advantica Stock Option Plan (the predecessor plan to the Omnibus Plan). Under the 2002 TSR Program (described above), certain executive officers (excluding the CEO) received in February 2003, partial payments of awards as a result of certain targeted TSR peer comparisons being achieved in 2002. The remainder of the awards achieved under the 2002 TSR Program vest (and consequently will be paid) at the end of the 2003 fiscal year, provided the participant is employed by the company at year-end. The Compensation Committee, in administering such programs and plans, allocated awards to the Company’s executive officers and others based on an evaluation of their relative levels of responsibility for and their potential contribution to the Company’s operating results in order to provide them significant long-term incentives to enhance stockholder value as well as taking into consideration the aforementioned compensation study and market analysis.

      Additionally, Company executives are eligible to participate in certain Company retirement and savings plans, as well as various other benefit plans intended to provide a safety net of coverage against various events, such as death, disability and retirement.

          Deductibility of Executive Compensation

      With respect to Section 162(m) of the Code and underlying regulations pertaining to the deductibility of compensation to certain executive officers in excess of $1 million, the Compensation Committee has adopted a policy to comply with such limitations, to the extent practicable, including its presentation of the Company’s annual incentive compensation plans to the stockholders for prior approval. However, the Compensation Committee has also determined that some flexibility is required, notwithstanding these statutory and regulatory provisions, in negotiating and implementing the Company’s incentive compensation programs. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance objectives and other criteria which it may determine, in its discretion, from time to time.

          Chief Executive Officer Compensation

      In the form of base salary, bonus payments and other payments, Mr. Marchioli received in 2002 the compensation reflected and described in the Summary Compensation Table set forth below. Such compensation to Mr. Marchioli was in accordance with the terms of his employment agreement, described elsewhere herein, and followed generally the philosophy and programs described above for the Company’s executive officers.

Compensation and Incentives Committee

Donald R. Shepherd, Chairman

Vera K. Farris
Darrell Jackson
Elizabeth A. Sanders

Compensation of Officers

      The following summary compensation table sets forth, for the Company’s last three (3) completed fiscal years, the compensation provided by the Company to any individual serving the Company at any time during 2002 as its Chief Executive Officer as well as the four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 2002.

Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Annual Compensation (1)			Securities	All Other
Name and Principal Position					Underlying	Compensation
as of December 25, 2002	Year	Salary($)(2)		Bonus($)(3)	Options (#)	($)(5)(6)

Nelson J. Marchioli (4)	2002	$597,233		$453,945	—	$121,514
President and Chief	2001	529,664	(7)	—	2,000,000	1,752,196
Executive Officer	2000	—		—	—	—
Rhonda J. Parish	2002	335,676		190,125	20,000	108,475
Executive Vice President, General	2001	321,836		156,600	100,000	164,101
Counsel and Secretary	2000	297,713		111,150	—	226,666
Andrew F. Green	2002	261,835		152,100	20,000	106,738
Senior Vice President and Chief	2001	257,375		117,450	100,000	166,021
Financial Officer	2000	222,190		77,401	—	103,586
Janis S. Emplit	2002	264,042		147,713	20,000	106,096
Senior Vice President and Chief	2001	250,632		125,998	100,000	136,188
Information Officer	2000	240,790		89,702	—	209,389
Linda G. Traylor	2002	204,462		117,000	20,000	105,423
Senior Vice President,	2001	196,118		56,581	100,000	117,317
Human Resources	2000	153,156		40,500	—	65,085

(1)	The amounts shown for each named executive officer exclude perquisites and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for any year included in this table.

(2)	The amounts in this column include certain costs and credits to the named executive officers relating to certain life, health and disability insurance coverage provided through the Company.

(3)	The amounts shown in this column reflect bonus payments received in the respective year by the named executive officers under the Company’s incentive programs which may relate to the prior fiscal year.

(4)	Mr. Marchioli was not employed by the Company during 2000.

(5)	The amounts for Mr. Marchioli for 2002 and 2001 were made pursuant to his employment agreement and include, for each year, payments made in connection with his relocation to South Carolina in the amount of $94,429, reimbursement of certain professional fees in the amounts of $3,500 and $22,826, respectively, and automobile allowances of $13,200 and $11,677, respectively. Additionally, 2002 amounts reflect Company contributions totaling $10,385 to his account under the Company’s deferred compensation plan and 2001 amounts include a sign-on bonus in the amount of $1,623,264. For additional information see “Executive Compensation — Employment Agreements — Marchioli Employment Agreement.”

(6)	The amounts for Mss. Parish, Emplit and Traylor and Mr. Green include Company contributions to their accounts in 2002 under the Company’s deferred compensation plan in the amounts of $5,850, $4,639, $3,808 and $4,638, respectively, as well as Company contributions made to such officers’ accounts under the Advantica Secured Savings Plan (the “ASSP”), which for 2002 amounted to $2,625, $1,457, $1,615 and $2,100, respectively, for 2001 amounted to $14,101, $11,188, $7,317 and $11,021, respectively, and for 2000 amounted to $11,666, $9,389, $5,085, and $8,586, respectively. With the exception of Mr. Marchioli, each named executive officer’s amounts reflect leadership retention payments, which for Ms. Parish include payments of $100,000 in 2002, $150,000 in 2001, and $215,000 in 2000, for Ms. Emplit include payments of $100,000 in 2002, $125,000 in 2001, and $200,000 in 2000, for Ms. Traylor include payments of $100,000 in 2002, $110,000 in 2001, and $60,000 in 2000, and for Mr. Green include payments of $100,000 in 2002, $155,000 in 2001 and $95,000 in 2000.

(7)	This amount reflects base salary paid for only the portion of the year in which the named executive officer was employed by the Company.

Stock Options

      The following table sets forth information regarding all options to acquire shares of the Common Stock of Denny’s Corporation granted to the named executive officers during the fiscal year ended December 25, 2002.

Option Grants in 2002

Individual Grants

					Potential Realizable
		% of			Value at Assumed
	Number of	Total			Annual Rates of
	Securities	Options			Stock Price
	Underlying	Granted	Exercise		Appreciation for
	Options	to	or Base		Option Term
	Granted	Employees	Price	Expiration
Name	(#)(1)(3)	in 2002	($/Sh)(2)	Date	5%	10%

Nelson J. Marchioli	—	—	—	—	—	—

Rhonda J. Parish	20,000	1.04%	$0.92	02/12/02	$11,572	$29,325

Andrew F. Green	20,000	1.04%	$0.92	02/12/02	$11,572	$29,325

Janis S. Emplit	20,000	1.04%	$0.92	02/12/02	$11,572	$29,325

Linda G. Traylor	20,000	1.04%	$0.92	02/12/02	$11,572	$29,325

(1)	Such options listed for named executive officers were granted under the Advantica Stock Option Plan. All options listed expire ten years from the date of the grant.

(2)	The exercise price equals the closing price of Common Stock on the date immediately preceding the date of the grant.

(3)	These options are exercisable in 33 1/3% annual increments over a three-year period beginning on the first anniversary of the date of grant.

      The following table sets forth information with respect to the 2002 year-end values of unexercised options, all of which were granted by the Company pursuant to the Advantica Stock Option Plan, held by each of the persons named in the Summary Compensation Table at fiscal year-end.

Aggregated Option Exercises in 2002 and

Fiscal Year-End Option Values

Number of Securities
	Underlying Unexercised	Value of Unexercised
	Options at	In-the-Money Options at
	Fiscal Year-End (#)	Fiscal Year-End ($)

Name	Exercisable/Unexercisable	Exercisable/Unexercisable

Nelson J. Marchioli	666,666/1,333,334	—/—

Rhonda J. Parish	237,500/82,500	—/—

Andrew F. Green	146,250/63,750	—/—

Janis S. Emplit	153,750/66,250	—/—

Linda G. Traylor	96,250/48,750	—/—

      No options held by the above named executive officers were exercised in 2002.

Retirement Plans

      The Advantica Pension Plan (the “Pension Plan”), a tax qualified defined benefit retirement plan, is maintained by Denny’s. Such plan is described below.

      The following table shows the estimated annual benefits for a single life annuity that could be payable under the Pension Plan, as amended, and the ancillary plan described below upon a person’s normal retirement at age 65 if that person were in one of the following classifications of assumed compensation and years of credited service.

Average Annual
Remuneration	Years of Service
Over
a Five-Year Period	15	20	25	30	35

$ 200,000	$42,042	$56,056	$70,070	$84,083	$98,097

250,000	53,292	71,056	88,820	106,583	124,347

300,000	64,542	86,056	107,570	129,083	150,597

350,000	75,792	101,056	126,320	151,583	176,847

400,000	87,042	116,056	145,070	174,083	203,097

500,000	109,542	146,056	182,570	219,083	255,597

600,000	132,042	176,056	220,070	264,083	308,097

700,000	154,542	206,056	257,570	309,083	360,597

800,000	177,042	236,056	295,070	354,083	413,097

900,000	199,542	266,056	332,570	399,083	465,597

1,000,000	222,042	296,056	370,070	444,083	518,097

1,200,000	267,042	356,056	445,070	534,083	623,097

1,400,000	312,042	416,056	520,070	624,083	728,097

1,600,000	357,042	476,056	595,070	714,083	833,097

      The Pension Plan is noncontributory and covers a limited number of employees of Denny’s, Inc. In 1999, the Pension Plan was amended to effect the following changes (1) no new participants will be allowed into the plan after December 31, 1999; (2) all future pension benefit accruals for highly compensated employees will be earned beginning January 1, 2000 under the ancillary plan described below; and (3) all benefit accruals earned under the plan and ancillary plan will be frozen as of December 31, 2004. Participants in the Pension Plan, therefore, are limited to those employees who, on or prior to December 31, 1999, had attained the age of 21 and had completed one thousand hours of service. A participant’s annual retirement benefit under the Pension Plan at normal retirement age is calculated by multiplying the number of years of participation in the Pension Plan (not to exceed 35 years, and not including years after 1999 for highly compensated participants or years after 2004 for other participants) by the sum of one percent of the average Compensation (as defined below) paid during 60 consecutive calendar months chosen to produce the highest average through 1999 for highly compensated participants or through 2004 for other participants (“Average Compensation” for the purposes of this paragraph) plus an additional one-half of one percent of the Average Compensation in excess of the average Social Security wage base. Benefits payable cannot exceed 50% of the Average Compensation. Plan benefits are normally in the form of a life annuity or, if the retiree is married, a joint and survivor annuity. “Compensation” for the purpose of this paragraph generally consists of all remuneration paid by the employer to the employee for services rendered as reported or reportable on Form W-2 for federal income tax withholding purposes (including the amount of any year-end bonus paid), excluding reimbursements and other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits (such exclusions including, without limitation, severance pay, leadership retention payments, relocation allowance, gross-up pay to compensate for taxable reimbursements, hiring bonuses, cost of living differentials, special overseas premiums, compensation resulting from participation in, or cancellation of, stock option plans, contributions by the employer to the Pension Plan or any other benefits plan and imputed income resulting from the use of Company property or services). Compensation also includes employee elective contributions under a Section 401(k) plan maintained by the employer and salary reduction amounts under a Section 125 plan maintained by the employer. The funding of the Pension Plan is based on actuarial determinations. The Pension Plan was amended early in 2002 to change the name of the plan’s sponsor (but not the name of the plan)

and to make certain technical changes required by recent legislation. The changes do no affect the calculation of benefits.

      Ancillary to the Pension Plan is a non-qualified plan for a select group of management and highly compensated employees that provides for benefits limited by the limits on benefits and compensation under the Code. “Compensation” and “Average Compensation” are defined in this ancillary plan the same way they are defined in the Pension Plan. Consequently, the accrual of all further benefits under the ancillary plan shall cease on and after December 31, 2004. Benefits payable under the ancillary plan are included in the table above.

      The maximum annual pension benefit payable under the Pension Plan for 2002 was $160,000 (or, if greater, the participant’s 1982 accrued benefit).

      Except for the accrual of certain non-qualified benefits as described herein, the Compensation included under the Pension Plan (including the ancillary non-qualified plan) generally corresponds with the annual compensation of the named executive officers in the Summary Compensation Table above. Includable Compensation for 2002 for Mss. Parish, Emplit and Traylor and Messrs. Marchioli and Green was $525,625, $412,072, $333,154, $1,053,945, and $418,562, respectively.

      As of December 31, 2002, the estimated credited years of service under the Advantica Pension Plan for Mss. Parish, Emplit and Traylor and Messrs. Marchioli and Green, at normal retirement age was 6, 4, 5, 0, and 4, respectively.

      Employees may retire as early as age 55 with five years of service. Employees with age and service equaling or exceeding 85 and who are within five years of the normal retirement age will receive no reduction of accrued benefits. Employees who are at least 55 years of age with 15 years of service will receive a reduction of three percent in accrued benefits for the first five years prior to normal retirement date and six percent for the next five years. Accrued benefits for employees retiring with less than 15 years of service will be actuarially reduced. Retirement benefits are fully vested after a participant completes five years of service.

Employment Agreements

          Marchioli Employment Agreement

      Mr. Marchioli and Denny’s Corporation entered into an employment agreement (the “Marchioli Employment Agreement”) effective February 5, 2001 (the “Agreement Effective Date”) which provides that the Company will employ Mr. Marchioli as President and Chief Executive Officer of Denny’s Corporation and its wholly owned subsidiary Denny’s, Inc. for a period of three (3) years from the Agreement Effective Date unless terminated earlier by reason of his death, permanent disability, voluntary termination or involuntary termination with or without cause. The Marchioli Employment Agreement prohibits Mr. Marchioli from soliciting for employment the employees of the Company or its affiliates and from engaging in certain competitive activities generally during his term of employment and for a period of one year after the later of the termination of his employment or the date on which the Company is no longer required to make certain termination benefits. The Marchioli Employment Agreement further prohibits Mr. Marchioli from using or disclosing certain “confidential” or “proprietary” information for purposes other than carrying out his duties with the Company.

      The terms of the Marchioli Employment Agreement, are as follows: (i) an annual base salary that shall be as determined by the Board but shall not be less than $600,000, (ii) an annual performance bonus at an annual rate of at least 75% of his annual base salary if the Company and Mr. Marchioli achieve budgeted financial and other performance targets which shall be established by the Compensation Committee, with the payment of the performance bonus for the year 2001 being guaranteed by the Company, (iii) a grant of an option (the “Marchioli Option”) as of the Agreement Effective Date under the Company’s stock option plan, to purchase, for a ten year period, 2,000,000 shares of the Common Stock (at an exercise price of $1.03, the fair market value per share of the Common Stock on the Agreement Effective Date, with respect to 1,250,000 shares and $2.00 per share with respect to the remaining 750,000 shares) which vests at a rate of 33 1/3% per year beginning on the first anniversary date of the grant and which becomes 100% vested in the event of (a) termination without cause in which case the option shall be exercisable for 36 months following the effective date of such termination, (b) a dissolution or liquidation of the Company, (c) a sale of all or substantially all of the Company’s assets, (d) a merger or consolidation involving the Company where Denny’s Corporation is not a surviving corporation or where holders of the Common Stock receive securities or other property from another corporation, or (e) a tender offer for at least a majority of the outstanding Common Stock and (iv) a sign-on bonus within five (5) days of the Agreement Effective Date in the amount of $1,623,264. The Marchioli Employment Agreement entitles Mr. Marchioli to certain other privileges and benefits, including participation in all of the Company’s benefit plans, generally applicable to the Company’s executive officers.

      In addition to the compensation described above, under the terms of the Marchioli Employment Agreement, the Company will pay or reimburse Mr. Marchioli for all normal and reasonable expenses he incurs during his employment term in connection with his responsibilities to the Company, including his travel expenses. Additionally, the Company has provided him with the full relocation benefits package applicable to Company executive officers, including the guaranteed buyout of his primary residence in California. For any portion of his employment term in which Mr. Marchioli elects not to relocate to Greenville/ Spartanburg, he will be paid a $25,000 annual travel allowance and a $25,000 annual housing allowance, each of which will be grossed up at a combined rate for tax purposes, which is necessary to provide a net amount to Mr. Marchioli of $25,000 annually for each of these allowances. The Company further agreed under the terms of the Marchioli Employment Agreement to: (i) generally defend and indemnify Mr. Marchioli against any breach of contract claim made by his former employer ensuing from his acceptance of employment with the Company, provided Mr. Marchioli is in compliance with the notice of termination provision of his employment agreement with his previous employer, and (ii) to reimburse Mr. Marchioli for all reasonable legal, accounting and financial advisor fees and expenses incurred for the personal tax, financial and estate planning services in the negotiation and documentation of the Marchioli Employment Agreement.

      In the event of Mr. Marchioli’s termination of employment during the term of the Marchioli Employment Agreement, the Company is required to make payments as follows based upon the cause of such termination: (i) if by reason of death, Mr. Marchioli’s surviving spouse is entitled to be paid an amount equal to Mr. Marchioli’s base salary and annual bonus and his eligible family dependents are entitled to receive certain health and welfare benefits for a one-year period after his death; (ii) if by reason of permanent disability, Mr. Marchioli is entitled to be paid one-half of his base salary and annual bonus and he and his eligible family dependents are entitled to receive certain health and welfare benefits for a period of two years after termination of employment; and (iii) if by the Company other than for cause, Mr. Marchioli is, in general, entitled to (a) a lump sum in an amount equal to the greater of the number of full and fractional years remaining in his employment term or one year times his then current annual base salary and annual bonus, (b) the immediate vesting of 100% of the Marchioli Option to be exercisable as of the date of termination for a period of 36 months after termination, and (c) continuation of certain benefits and other contract rights. In the event of termination for cause or voluntary termination, the Company shall pay Mr. Marchioli the portion of his annual base salary earned through his termination date and generally the benefits due him under the Company’s benefit plans for his services rendered to the Company through his date of termination.

          Other Employment Agreements

      Each of the named executive officers, other than Mr. Marchioli, are parties to separate letter agreements with the Company which provide, for the named executive officers, the following compensation and benefits. Each named executive officer will be entitled to the payment of severance benefits, in the event (A) the executive is terminated without cause, or (B) the executive elects to terminate his/her employment because (i) the Company has in effect reduced the executive’s base salary or the executive’s responsibilities, or (ii) the executive is required to relocate greater than 100 miles from the current Company headquarters in Spartanburg, SC, equal to the sum of (a) two times the named executives’ then current base pay and targeted annual bonus, (b) an amount, grossed up for applicable taxes, equal to actual benefit credits for an eighteen-month period and vested benefits under the ancillary non-qualified pension plan, (c) a lump sum amount equal to two (2) times the named executive’s annual car allowance and (d) an amount equal to any accrued but unused vacation time. Such severance payment shall be guaranteed by certain subsidiaries of the Company. The letter agreements further provide that the named executive officers will receive career placement benefits upon a termination without cause and that all stock options granted by the Company to the named executive officer shall become 100% exercisable in the event of (a) termination without cause, (b) a dissolution or liquidation of the Company, (c) a sale of all or substantially all of the Company’s assets,

(d) a merger or consolidation involving the Company in which Denny’s Corporation is not the surviving corporation or in which holders of the Common Stock receive securities from another corporation, or (e) a tender offer for at least a majority of the outstanding Common Stock.

Compensation Committee Interlocks and Insider Participation

      The following persons served as members of the Compensation Committee during the fiscal year ended December 25, 2002: Vera K. Farris, Darrell Jackson (from September 25, 2002), Lloyd I. Miller, III (through May 22, 2002), Elizabeth A. Sanders and Donald R. Shepherd. None of the members of the committee were officers or employees of the Company or had any relationship directly or indirectly with the Company requiring disclosure under SEC regulations.

Stockholder Return Performance Graph

      Pursuant to the Plan of Reorganization, on the Effective Date, all of the Old Common Stock existing as of the Effective Date was cancelled, extinguished and retired. Also on the Effective Date, the Company issued the Common Stock, which has been registered under Section 12 of the Exchange Act. Consequently, set forth below is a line graph comparing the cumulative total stockholders’ return on the Common Stock against the cumulative total return of the Russell 2000® Index and a peer group index for the Company’s fiscal years 1998, 1999, 2000, 2001 and 2002 commencing on January 8, 1998, the date the Common Stock was listed on The Nasdaq Stock Market®, and ending December 25, 2002. (The Common Stock was subsequently transferred from the Nasdaq National Market to the Nasdaq SmallCap Market on December 27, 1999 and later moved to the Over-the-Counter Bulletin Board on January 9, 2001). The graph and table assume that $100 was invested on January 8, 1998 in each of the Company’s Common Stock, the Russell 2000® Index and the peer group index and that all dividends were reinvested.

	1/8/98	12/30/98	12/29/99	12/27/00	12/26/01	12/25/02

Russell 2000® Index(1)	100	97.6	119.5	116.6	120.9	97.0
Peer Group Index(2)	100	87.9	51.0	74.4	115.2	108.2
Denny’s	100	53.4	14.3	5.0	5.7	6.2

(1)	A broad equity market index of 2,000 companies (including Denny’s Corporation, through May 31, 2000). The average market capitalization of companies within the index was approximately $490 million with the median market capitalization being approximately $395 million.

(2)	This peer group index consists of the following six other leading public companies in the family-style restaurant category: Bob Evans Farms, Inc. (BOBE), CBRL Group, Inc. (CBRL), Friendly Ice Cream Corporation (FRND), IHOP Corp. (IHOP), FRISCH’s Restaurants, Inc. (FRS) and Ryan’s Family Steak House, Inc. (RYAN).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than ten percent (10%) of the Common Stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company’s knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended December 25, 2002, the Company’s officers, directors and 10% stockholders complied with their Section 16(a) filing requirements for such year.

CERTAIN TRANSACTIONS

      During the Company’s last fiscal year, except as otherwise described herein, there were no transactions occurring or relationships that existed between the Company and its management that require disclosure under SEC regulations.

CORPORATE GOVERNANCE

      The Board and management clearly recognize the importance of a firm commitment to key corporate governance standards. Consequently, it is the goal of the Board and management to develop and adhere to a set of standards, that not only complies to the letter with all applicable regulatory guidance, but implements “best practices” of corporate governance.

      In 2002, the Corporate Governance and Nominating Committee of the Board was developed and charged with, among other things, the development of a set of corporate governance standards for the Company. In January 2003, the Board upon the recommendation of the Corporate Governance Committee, adopted the “Denny’s Corporate Governance Policy.” This policy may be viewed in detail at the Company’s website, www.dennys.com. Highlights of the Company’s current corporate governance practices include:

•	Board committees consist of only independent board members.

•	Independent Directors have the opportunity to meet in executive session regularly (i.e., at each regularly scheduled Board/ Board committee meeting).

•	All Board committees may retain outside advisors, as they deem appropriate.

•	Board effectiveness and performance is reviewed annually by the Corporate Governance Committee.

•	A commitment to continue to adhere to the Nasdaq corporate governance listing standards, even though such standards do not currently apply to the Company.

      Additionally, during 2002 the Company’s goal of maintaining a board made up of a majority of independent directors was achieved with all members, with the exception of one, being independent of the Company.

OTHER MATTERS

Expenses of Solicitation

      The Company will pay the costs of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, by telephone or telegraph or by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

Discretionary Proxy Voting

      In the event that any matters other than those referred to in the accompanying notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

2004 Stockholder Proposals

      In order for stockholder proposals intended to be presented at the year 2004 Annual Meeting of Stockholders to be eligible for inclusion in the Denny’s Corporation proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal offices in Spartanburg, South Carolina no later than December 25, 2003. Regarding stockholder proposals intended to be presented at the year 2004 Annual Meeting but not included in the proxy statement, pursuant to the Denny’s Corporation Bylaws, written notice of such proposals, to be timely, must be received by the Company no more than 90 days and no less than 60 days prior to the meeting. However, in the event that less than 70 days public notice of the date of the meeting is given, notice of such a stockholder proposal, to be timely, must be received not later than the close of business on the 10th day following the day on which the public notice of meeting was made. All such proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting resulting in the proposal’s underlying business not being eligible for transaction at the meeting.

Electronic Access to Future Proxy Materials and Annual Reports

      Most stockholders may elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option for future proxy statements and annual reports by marking the appropriate box on your proxy card or by following the instructions provided for you if you vote over the Internet or by telephone. If you hold your Common Stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

      If you choose to view future proxy statements and annual reports only over the Internet, next year you will receive a proxy card in the mail with instructions containing the Internet address of those materials. Your choice will remain in effect indefinitely until you give notification otherwise by following the instructions to be provided.

FORM 10-K

      A copy of the Company’s Form 10-K as filed with the SEC is available, without charge, upon written request directed to Kenneth E. Jones, Vice President and Treasurer, at the corporate address set forth above.

Notice of Annual Meeting

and
Proxy Statement

Annual Meeting

of Stockholders
to be held
May 29, 2003

PROXY BY MAIL	DENNY’S CORPORATION	Please mark
	203 East Main Street	your votes ☒
	Spartanburg, SC 29319	like this

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
YOUR SHARES WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 and 3.

									FOR	AGAINST	ABSTAIN
The Board of Directors recommends a vote FOR Items 1, 2 and 3.							3.	A proposal to approve Denny’s 2003 Incentive Program for employees.	☐	☐	☐
1.	To elect eight (8) directors			FOR	WITHHELD FOR ALL
Nominees:							4.	To transact such other business as may properly come before the meeting.
01	Vera K. Farris	05	Charles F. Moran	☐	☐
02	Vada Hill	06	Elizabeth A. Sanders
03	Nelson J. Marchioli	07	Donald R. Shepherd
04	Robert E. Marks	08	Debra Smithart-Oglesby						YES	NO

WITHHELD FOR: (Write that nominee’s name in the space provided below)							I agree to access future proxy statements and annual reports over the Internet.		☐	☐

				FOR	AGAINST	ABSTAIN
2.	A proposal to ratify the Board of Directors’ selection of KPMG LLP as the principal independent auditors of Denny’s Corporation and its subsidiaries for the year 2003.			☐	☐	☐	IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW.

COMPANY NUMBER: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

— FOLD AND DETACH HERE AND READ THE REVERSE SIDE —

•	You can now vote your shares electronically through the Internet or the telephone.

•	This eliminates the need to return the proxy card.

•	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

SECURITY CODE

PROXY BY MAIL

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DENNY’S CORPORATION

The undersigned hereby appoints Charles F. Moran and Nelson J. Marchioli as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of the Common Stock of Denny’s Corporation held of record by the undersigned on April 2, 2003 at the Annual Meeting of Stockholders to be held on May 29, 2003 or any adjournment thereof.

(Continued, and to be marked, dated and signed on the other side.)

— FOLD AND DETACH HERE AND READ THE REVERSE SIDE —

Access to Denny’s Corporation stockholder account information and other stockholder services are now available on the Internet!

Visit Continental Stock Transfer’s website at

www.continentalstock.com

for their new Internet Stockholder Service –
ContinentaLink

Through this new service, stockholders can select a Personal Identification Number or “PIN” to secure access to personal stockholder records. With a PIN, stockholders can change addresses, receive electronic forms, and view account transaction history and dividend history.

To access this new service, visit the website listed above. From the home page, select ContinentaLink Full Service. From there, you can either Test Drive the service (choose “Test Drive” button) or you can Sign-Up (choose “Sign-Up” button). If you choose to sign-up, enter your taxpayer identification number or social security number as your ID Number. Your personal Security Code can be found on the reverse side of this card in the bottom left corner. Enter any four alphanumeric characters you would like to use for your PIN. Re-enter the same PIN in the PIN Verification field. Your PIN will be activated overnight, and you will be able to access your stockholder records the following day.

PROXY BY MAIL	DENNY’S CORPORATION	Please mark
	203 East Main Street	your votes ☒
	Spartanburg, SC 29319	like this

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
YOUR SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED OR IF YOUR PROXY IS NOT
PROPERLY COMPLETED AND RECEIVED BY MAY 26, 2003, YOUR SHARES WILL BE VOTED BY THE PLAN TRUSTEE
“FOR” PROPOSALS 1, 2 and 3.

									FOR	AGAINST	ABSTAIN
The Board of Directors recommends a vote FOR Items 1, 2 and 3.							3.	A proposal to approve Denny’s 2003 Incentive Program for employees.	☐	☐	☐
1.	To elect eight (8) directors			FOR	WITHHELD FOR ALL
Nominees:							4.	To transact such other business as may properly come before the meeting.
01	Vera K. Farris	05	Charles F. Moran	☐	☐
02	Vada Hill	06	Elizabeth A. Sanders
03	Nelson J. Marchioli	07	Donald R. Shepherd
04	Robert E. Marks	08	Debra Smithart-Oglesby						YES	NO

WITHHELD FOR: (Write that nominee’s name in the space provided below)							I agree to access future proxy statements and annual reports over the Internet.		☐	☐

				FOR	AGAINST	ABSTAIN
2.	A proposal to ratify the Board of Directors’ selection of KPMG LLP as the principal independent auditors of Denny’s Corporation and its subsidiaries for the year 2003.			☐	☐	☐	IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW.

COMPANY NUMBER: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

— FOLD AND DETACH HERE AND READ THE REVERSE SIDE —

•	You can now vote your shares electronically through the Internet or the telephone.

•	This eliminates the need to return the proxy card.

•	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

PROXY BY MAIL

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DENNY’S CORPORATION

The undersigned hereby appoints Charles F. Moran and Nelson J. Marchioli as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of the Common Stock of Denny’s Corporation held of record by the undersigned on April 2, 2003 at the Annual Meeting of Stockholders to be held on May 29, 2003 or any adjournment thereof.

(Continued, and to be marked, dated and signed on the other side.)

— FOLD AND DETACH HERE AND READ THE REVERSE SIDE —

THIS AREA INTENTIONALLY LEFT BLANK